Exhibit 4.34

ADDENDUM TO SUBSCRIPTION AGREEMENT

Relating to investments in RGI Marine Holding AS, reg.no. 933 582 361;

Table of content

1.	BACKGROUND	3

2.	CAP TABLE	3

3.	THE SHAREHOLDERS' AGREEMENT	4

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This addendum (the “Addendum”) to the Subscription Agreement dated 31 July 2024 has been entered into as of 30 October 2024 between:

(1)	RGI Marine Ltd. a private company duly incorporated under the laws of England and Wales, with business reg. no. 1332 1268 (“RGI”);

(2)	Steady Offshore Shipping Pte Ltd, a company duly incorporated under the laws of Singapore, with business reg. no. 198105925N;

(3)	United Maritime Corporation, a company duly incorporated under the laws of the Republic of the Marshall Islands, with business reg. no. 112801;

(4)	Karean AS, a company duly incorporated under the laws of Norway, with business reg. no. 989 009 583; and

(5)	Mr Jonathan Elkington, a British citizen born on 26 October 1978, with passport number 556427970 ((2) to (5) shall be referred to herein as the “Investors”).

RGI Marine Holding AS, a company duly incorporated under the laws of Norway, with business reg. no. 933 582 361 (the “Company”).

The Company and the Investors are hereinafter jointly referred to as the “Parties” and individually as a “Party”.

1.	BACKGROUND

The Subscription Agreement.

The Parties entered into the Subscription Agreement as of 31 July 2024.

Unless otherwise stated, words with a capitalized initial letter in this Addendum shall have the same meaning as defined terms in the Subscription Agreement.

The Parties agree that the amendment to the Subscription Agreement outlined in this Addendum shall be made. All other provisions in the Subscription Agreement shall remain unchanged.

2.	CAP TABLE

The Parties agree that the Cap Table attached as Schedule 1 to the Agreement shall be replaced with the following Cap Table:

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Payments

Sahreholder	Month 0	Month 3	Month 9	Month 15	Month 33
United Maritime	€ 2,246,595	€ 1,156,068	€ 2,226,542	€ 2,065,938	€ 104,858

Steady Offshore Shipping	€ 557,150	€ 1,014,398	€ 228,453	€ 0	€ 0

Karean	€ 30,953	€ 69,047	€ 0	€ 0	€ 0

New Investor - Large	€ 0	€ 0	€ 1,896,624	€ 2,210,900	€ 1,150,077

Jonathan Elkington	€ 120,000	€ 0	€ 0	€ 0	€ 0

RGI Marine Limited	€ 0	€ 0	€ 0	€ 0	€ 0

Total	€ 2,954,697	€ 2,239,513	€ 4,351,619	€ 4,276,838	€ 1,254,935

Cap Table

Sahreholder	Month 0	Month 3	Month 9	Month 15	Month 33
United Maritime	2,246,595	3,402,663	5,629,205	7,695,142	7,800,000
Ownership	47.8%	49.0%	49.8%	49.4%	46.4%
Steady Offshore Shipping	557,150	1,571,547	1,800,000	1,800,000	1,800,000
Ownership	11.8%	22.6%	15.9%	11.6%	10.7%
Karean	30,953	100,000	100,000	100,000	100,000
Ownership	0.7%	1.4%	0.9%	0.6%	0.6%
New Investor - Large	0	0	1,896,624	4,107,525	5,257,602
Ownership	0	0.0%	16.8%	26.4%	31.2%
Jonathan Elkington	120,000	120,000	120,000	120,000	120,000
Ownership	2.6%	1.7%	1.1%	0.8%	0.7%
RGI Marine Limited	1,750,000	1,750,000	1,750,000	1,750,000	1,750,000
Ownership	37.2%	25.2%	15.5%	11.2%	10.4%
Total	4,704,697	6,944,210	11,295,829	15,572,667	16,827,602

3.	THE SHAREHOLDERS' AGREEMENT

The Parties entered into the Shareholders' Agreement as of 31 July 2024.

In accordance with Clause 7 and 12.3 of the Shareholders' Agreement, RGI is responsible for securing additional capital if and when required to meet the Company's obligations under the NWEC Subscription Agreement. This obligation shall continue in effect. I.e., among other circumstances, the Other Shareholders may invoke their right to assume RGI's shares pursuant to Clause 12.3 if and when "New Investor – Large" does not contribute with capital in accordance with the above revised Cap Table.

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[Signature page follows]

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RGI Marine Limited		Steady Offshore Shipping Pre Ltd

/s/ Bartholomew Richard Fairclough		/s/ Kuang Shihao

Name: Bartholomew Richard Fairclough		Name: Kuang Shihao
Title: Chairman		Title: Director

United Maritime Corporation		Karean AS

/s/ Stavros Gyftakis		/s/ Anders Engeset

Name: Stavros Gyftakis		Name: Anders Engeset
Title: CFO / Director		Title: Chairman

Mr Jonathan Elkington

/s/ Jonathan Elkington

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